UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2022
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 West Huron St.		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, the Company was notified by The Nasdaq Stock Market, LLC (“Nasdaq”) on May 25, 2022, that the bid price for the Company’s Class A common stock was not in compliance with the minimum bid price requirement of Nasdaq Marketplace Rule 5450(a)(1) for continued listing (the “Minimum Bid Price Requirement”). At that time, the Company had a period of 180 calendar days, or until November 21, 2022, to regain compliance with the Minimum Bid Price Requirement.

On November 22, 2022, the Company received a written letter (the “Extension Notice”) from Nasdaq notifying the Company that Nasdaq has granted the Company an additional 180 calendar days, or until May 22, 2023 (the “Extension Period”), to regain compliance with the Minimum Bid Price Requirement. In addition, on November 16, 2022, Nasdaq notified the Company that it had approved the Company’s application to transfer its listing from Nasdaq’s Global Market tier to the Capital Market tier, which was a prerequisite to obtaining the Extension Period. This transfer was effective at the opening of business on Friday, November 18, 2022.

The Extension Notice has no immediate effect on the continued listing status of the Company’s Class A common stock on The Nasdaq Global Market, and the Company’s Class A common stock remains listed on The Nasdaq Global Market. To regain compliance, the closing bid price of the Company’s Class A common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to May 22, 2023.

On November 17, 2022, the Company effected a reverse stock split that resulted in the Class A common stock trading above $1.00 per share. If at any time before May 22, 2023, the bid price of the Company’s Class A common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the rule. If compliance with the rule cannot be demonstrated by May 22, 2023, Nasdaq will provide written notification that the Company’s Class A common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company will continue to monitor the bid price for its Class A common stock and consider various options available to it if its Class A common stock does not continue to trade at a level that is likely to regain compliance. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or maintain compliance with any of the other Nasdaq continued listing requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	November 22, 2022	By:	/s/ Brian Farley
Brian Farley Chief Legal Officer and Secretary